SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

AMERALINK, INC
(Name of Registrant as Specified in Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
______________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
______________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
______________________________________________________________________

(5)	Total fee paid:
______________________________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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Preliminary Statement
(Intended to be Distributed to Shareholders on September 27, 2006)

AMERALINK, INC.
1940 Zinfandel Drive, Suite R
Rancho Cordova, CA 95670
(916) 768 2160
_____________________________

Notice of Stockholder Action by Written Consent

September 27, 2006

Dear Stockholder:

A majority of the stockholders of Ameralink, Inc., have taken action by written consent to approve a forward split of 26,400 shares of our issued and outstanding common stock by changing and reclassifying each one (1) share of our issued and outstanding unrestricted common stock, par value $0.001 per share, into sixty (60) fully paid and non-assessable unrestricted shares of common stock. Currently there are 7,000,000 shares of our common stock issued and outstanding. Our two directors, Robert Freiheit and Thomas Manz together own 6,973,600 or 99.6% of our issued and outstanding shares. Messrs. Freiheit and Manz have agreed to waive their participation in the forward split. Therefore, the forward split will only effect the remaining 26,400 shares. After the forward split there will be 8,557,600 shares issued and outstanding 81.5% of which will be owned by our directors. Our directors have determined that it is in the company’s best interest to effectuate the forward split of the outstanding unrestricted shares of our common.

Stockholders of record at the close of business on September 15, 2006, will be entitled to notice of this stockholder action by written consent. Since the action was approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the forward split will become effective on or after October 18, 2006, which is at least 20 days after this information statement is provided to our stockholders.

We are enclosing our Information Statement that describes the above transactions and our most recently filed quarterly report on Form 10-QSB.

Please review the enclosed Information Statement carefully.

Sincerely,

AMERALINK, INC.

/s/ Robert Freiheit
Robert Freiheit, President

We Are Not Asking for a Proxy and You are Requested Not to Send a Proxy

Preliminary Statement
(Intended to be Distributed to Stockholders on September 27, 2006)

AMERALINK, INC.
1940 Zinfandel Drive, Suite R
Rancho Cordova, CA 95670
(916) 768 2160

Information Concerning Actions by Written Consent

Date and Purpose of Written Consent

On September 15, 2006, stockholders holding 6,973,600 shares, which constitutes a majority of the voting power of our company, took action by written consent for the purpose of approving a 60 for 1 forward split of 26,400 shares of our issued and outstanding shares (the “Forward Split”). Currently there are 7,000,000 shares of our common stock issued and outstanding. Our two directors, Robert Freiheit and Thomas Manz together own 6,973,600 or 99.6% of our issued and outstanding shares. Messrs. Freiheit and Manz have agreed to waive their participation in the Forward Split. Therefore, the Forward Split will only effect the remaining 26,400 shares. After the Forward Split there will be 8,557,600 shares issued and outstanding 81.5% of which will be owned by our directors.

Stockholders Entitled to Notice

As of September 15, 2006, there were 7,000,000 shares of our common stock outstanding. Holders of our common stock are entitled to one vote per share. Stockholders of record at the close of business on September 15, 2006, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Forward Split requires the consent of the holders of a majority of the shares of issued and outstanding common stock.

On September 15, 2006, Robert Freiheit and Thomas Manz holders of the voting rights with respect to 6,973,600 shares, or approximately 99.6%, of our common stock, delivered written consents to us adopting the proposals set forth herein. For a detailed breakdown of the beneficial ownership of our common stock, please see Common Stock Ownership of Certain Beneficial Owners and Management below.

Preliminary Statement
(Intended to be Distributed to Stockholders on September 27, 2006)

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

Common Stock Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 15, 2006, by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Except as set forth in the footnotes to the table, the persons names in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name And Address	Number of Shares Beneficially Owned	Percentage Owned (1)	Number of Shares Beneficially Owned Post Forward Split	Percentage (2)
Robert Freiheit Director, President, Secretary, Treas. 1940 Zinfandel Drive, Ste R Rancho Cordova, CA 95670	4,184,000	59.8%	4,184,000	48.4%

Thomas Manz Director 1940 Zinfandel Drive, Ste R Rancho Cordova, CA 95670	2,789,600,	39.8%	2,789,600	32.5%

All directors and officers as a group (2 persons)	6,973,600	99.6%	6,973,600	81.3%

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(1)	Based on 7,000,000 common shares issued and outstanding before the 60 for 1 Forward Split.
(2)	Based on 8,577,600 common shares issued and outstanding after the 60 for 1 Forward Split.

Preliminary Statement
(Intended to be Distributed to Stockholders on September 27, 2006)

Proposal For
60 for 1 Forward Stock Split

Introduction

On August 11, 2006, we and our wholly-owned subsidiary, AMLK Sub Corp., a Nevada corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 518 Media, Inc., a California corporation (“518 Media”) whereby AMLK Sub Corp will be merged with and into 518 Media with 518 Media surviving as our wholly owned subsidiary (the “Merger”). In connection with the Merger, the shareholders of 518 Media will receive 5,300,000 post Forward Split shares of our restricted common stock from the shares held by Messrs. Freiheit and Manz and take control of the combined companies. Consummation of the Merger is conditioned upon (a) final audit of 518 Media, (b) the successful completion of a private placement financing, the proceeds of which will be used as working capital to facilitate the growth and strategic direction of 518 Media, (c) the change of our corporate name to 518 Media, Inc, (d) the approval of various legal matters, (e) the reciprocal delivery of certifications, (f) the continuing satisfaction of representations and warranties, and (g) the absence of regulatory inquiries or investigations. A condition precedent to the closing of the merger, is the raising of a minimum of $400,000 in equity financing to launch our operations. The proposed merger transaction calls for a Forward Split of our unrestricted common stock as described herein so that at the close of the merger, there will be a total of 8,557,600 common shares outstanding, without taking into account the shares issued in connection with the financing. The shareholders of 518 Media will own 5,300,000 of these shares and will occupy four of the five seats on the board of directors. If the Merger is consummated, we expect there will be between 9,557,600 and 10,057,600 shares of common stock issued and outstanding as we expect to issue approximately 1,000,000 to 1,500,000 shares for the financing. The former shareholders of 518 Media would own 55.4% if the minimum of $400,000 is raised in the new financing; the current shareholders would own 34.1% and the new investors would own 10.5%.

518 Media is a development stage company engaged in the acquisition, distribution and co-production of media rights and programs, including, motion pictures, television programs, DVD, music and telephonic media. Since organized in July 2005, it has acquired limited media projects consisting primarily of Werner Herzog productions and has conducted limited operations.

On August 11, 2006, our board of directors unanimously adopted a resolution declaring it advisable to approve the sixty for one Forward Split. Our board of directors further directed that the Forward Split of our shares be submitted for consideration by our stockholders, with the unanimous recommendation that it be approved. On September 15, 2006, the holders of the majority of our voting stock approved the 60 for 1 Forward Split.

Effective Time of the Forward Split

We intend to effectuate the Forward Split as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders.

Preliminary Statement
(Intended to be Distributed to Stockholders on September 27, 2006)

Reasons for the Forward Split

Our board of directors approved the sixty for one Forward Split in order to comply with one of the conditions precedent to closing the Merger transaction with 518 Media, Inc. If the event the Merger is not consummated, the board believes that the Forward Split and the resulting increase in the number of shares outstanding will help enable the company to attract other new businesses through mergers and/or acquisitions.

Possible Disadvantages
The future liquidity of our common stock may be adversely affected by the increased number of freely-tradable shares outstanding after the Forward Split. This may negatively impact our future average trading volume and thereby diminish interest in the common stock by some investors and advisors.

Notwithstanding these potential disadvantages, the board of directors believes that the Forward Split is in our best interest for the reasons set forth above.

Accounting Matters

The Forward Stock split will not affect the par value of our common stock. As a result, on the effective date of the Forward Split the per share net income or loss and net book value per share of our common stock will be decreased because there will be greater shares of our common stock outstanding.

Effects of the Forward Split

The Forward Split will decrease our authorized but unissued common stock, which may be used by our board of directors in order acquire an operating business or issue to the stockholders of a potential merger partner.

Following the Forward Split, our capital structure will be as follows:

(i)	8,557,600 shares of common stock issued and outstanding;
(ii)	25,000,000 shares of common stock authorized;

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Forward Split with our transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

Our transfer agent is First American Stock Transfer, Inc., 706 East Bell Road, Suite 202. Phoenix, AZ 85022.

Procedure for Implementing the Forward Split

In connection with the Forward Split, sixty (60) shares of our common stock will be issued for one (1) share of the 26,400 shares of our pre-split outstanding common stock effected by the Forward Split. To determine the number of shares of our common stock issuable to any record holder, the total number of shares issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be multiplied by 60.

Preliminary Statement
(Intended to be Distributed to Stockholders on September 27, 2006)

Federal Income Tax Consequences

The following discussion generally describes certain federal income tax consequences of the Forward Split to our stockholders. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed Froward Split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder’s acquisition and ownership of the common stock. Each stockholder should consult his or her accountants for more information in this regard.

We believe that the Forward Split will qualify as a “recapitalization” under Section 368(a)(1)(E) of the Code or as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, no gain or loss should be recognized by us or our stockholders in connection with the Forward Split. A stockholder’s aggregate tax basis in his or her shares of post Forward Split common stock received from us will be the same as his or her aggregate tax basis in the pre- Forward Split common stock exchanged. The holding period of the post Forward Split common stock surrendered in exchange therefor will include the period for which the shares of pre Forward Split common stock were held, provided all such common stock was held as a capital asset on the date of the exchange.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Forward Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (such as life insurance companies, regulated investment companies, and foreign taxpayers).

No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to our stockholders as a result of the Forward Split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

Ameralink, Inc., a Nevada corporation

By Order of the Board of Directors

/s/ Robert Freiheit
Robert Freiheit, President